EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 4, 2003, except for
Note 14, which is as of February 14, 2003 relating to the financial statements, which appears in the CoolSavings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 4, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.






PricewaterhouseCoopers LLP




Chicago, IL
November 3, 2003